EXHIBIT 10(i)
1994 CBC BANCORP, INC.
LONG-TERM INCENTIVE PLAN
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ARTICLE I

Purpose

     The purpose of the 1994 CBC Bancorp, Inc. Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to advance the interests of CBC Bancorp, Inc. (the "Corporation") and its subsidiary, Connecticut Bank of Commerce (the "Bank"), as well as the Corporation's shareholders by providing incentives and rewards to the Corporation's employees who are in a position to contribute to the long-term growth and profitability of the Corporation and the Bank, assist the Corporation and the Bank in attracting, retaining and motivating highly qualified employees for the successful conduct of their business and make the Corporation's and the Bank's compensation program competitive with those of other financial services companies.

ARTICLE II

Definitions

     2.1 "Change in Control of the Corporation" shall be deemed to occur in the event that any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, acquires, directly or indirectly, beneficial ownership of 51 percent or more of the then outstanding voting securities of the Corporation and such person on the effective date of this Plan did not own or control 51 percent or more of the voting securities of the Corporation.

     2.2 "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

     2.3  "Committee" means the committee established pursuant to
Article IV.

     2.4 "Disability" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months of longer.

     2.5 "Employee" shall mean all officers of the Corporation and of the Bank or other persons serving in a managerial capacity with the Corporation and the Bank, including officers who are also directors of the Corporation or of the Bank.

     2.6 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.7 "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code.
     2.8 "Market Price" shall mean the closing sale price of a share of Stock as reported on the NASDAQ Small-Cap Market on the particular day in question or, if no trading occurred on that day, then, on the last trading day immediately prior to such date.

     2.9 "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not an Incentive Stock
Option.

     2.10 "Outside Director" means a member of the Board of Directors of the Corporation who is not an Employee.

     2.11 "Participant" means a Participant as defined in Article
III.

     2.12 "Stock" means the common stock, par value $0.01 per share, of the Corporation.

ARTICLE III

Participation

     The participants ("Participants") in the Plan shall be the Corporation's or the Bank's Employees serving in an executive or managerial position who are selected to participate in the Plan by the Committee of the Board of Directors of the Corporation named to administer the Plan pursuant to Article IV or the President of the Corporation or of the Bank acting under delegated authority pursuant to Article IV hereof.
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ARTICLE IV

Administration

     The Plan shall be administered and interpreted by a committee of two or more members of the Board of Directors who are outside directors (hereinafter referred to as the "Committee") appointed by the Board. If the Board has appointed a Compensation Committee, the Committee shall be comprised of the members of the Compensation Committee that are Outside Directors. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under the Plan; (ii) select the awards to be made to the Participants;
(iii) set the number of options to be awarded and the number of shares to be awarded out of the total number of shares available for award; (iv) delegate to the President of the Corporation or the President of the Bank the right to select the Participants, to determine the number and types of awards to be made under the Plan and the allocation of the awards among Employees (other than the President), such delegation to be subject to such terms and conditions as the Committee shall provide in such delegation; (v) establish administrative regulations to further the purpose of the Plan; and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan.

ARTICLE V

Awards

     5.1 Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) stock option awards in accordance with Article VI; or (ii) Performance Awards in accordance with Article VII. All awards (other than Performance Awards) shall be made pursuant to award agreements between the Participant and the Corporation substantially in the form of Exhibit A hereto or in such form as the Participant and the Corporation may otherwise mutually agree.

     5.2 Maximum Amount Available. The total number of shares of Stock optioned under this Plan during the term of the Plan shall not exceed 250,000 shares except as increased or otherwise adjusted in accordance with Section 5.3. No Participant may be granted option awards which would result in the Participant receiving, in the aggregate, more than 50% of the maximum number of shares available for award under the Plan. Solely for purpose of computing the total number of shares of Stock optioned under this Plan, there shall not be counted any shares which have been forfeited if the Participant received no benefits of ownership from the Stock and any shares covered by an option which, prior to such computation, has been terminated in accordance with its terms or has been canceled by the Participant or the Corporation.

     5.3 Adjustment in the Event of Recapitalization, Etc. In the event of any change in the capital structure of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt securities of the Corporation convertible into shares of Stock) or in the event of any special distribution to stockholders, the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards (as defined in Section 6.1) or other awards, both under the Plan as a whole and with respect to individuals, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

ARTICLE VI

Stock Options

     6.1 Grant of Award. The Corporation may award options to purchase Stock (hereinafter referred to as "Stock Option Awards") to such Participants (other than Outside Directors) as the Committee or the President of the Corporation or of the Bank, acting under delegated authority pursuant to Article IV, authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award and designate in the grant whether a Participant is to receive an Incentive Stock Option or a Non-Qualified Option.

     6.2  Option Price.  Except as otherwise provided in this
Section 6.2, the option price of each share of Stock subject to a Stock Option Award shall be (i) the Market Price of a share of Stock on the trading date immediately preceding the date of grant and (ii) specified in the grant. Notwithstanding the preceding sentence to the contrary, if the Participant to whom an Incentive Stock Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the
Corporation, the option price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence.
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     6.3  Terms of Option.  A stock option by its terms shall not be transferable by the Participant other than by will or the laws of descent and distribution, and, during the Participant's lifetime, shall be exercisable only by the Participant. In addition, a stock option by its terms shall be of ten years' duration, except that an Incentive Stock Option granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Corporation shall by its terms be of no more than five years' duration. A stock option by its terms shall be exercisable only after the earliest of: (i) such period of time as the Committee (or its delegatee) shall determine and specify in the grant, but in no event more than one year following the date of grant of such award; (ii) the Participant's death or Disability; or (iii) a Change in Control of the Corporation.

     An option is only exercisable by a Participant while the Participant is in active employment with the Corporation or the Bank, except (i) in the case of the Participant's death or Disability, at any time during the thirty-six month period following the Participant's death or Disability; (ii) during a six-month period commencing on the date of a Participant's termination of employment by the Corporation or the Bank other than for cause; (iii) during the three-year period commencing on the date of the Participant's termination of employment, by the Participant or the Corporation or Bank, as the case may be, after a Change in Control of the Corporation, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Corporation or the Bank to permit individual exceptions. An option may not be exercised pursuant to this Section 6.3 after the expiration date of the option.

     6.4 Exercise of the Option. An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Stock owned by the Participant prior to exercising the option, or in a combination of cash and such shares of Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date the option is exercised.

     6.5 Dividends on Shares Covered By Options. The Committee may, in its discretion, grant to Participants holding stock options the right to receive, with respect to each share covered by an option, payments of amounts equal to the regular cash dividends paid to holders of Stock during the period that the option is outstanding.

ARTICLE VII

Performance Awards

     Subject to compliance with applicable provisions of law, the Committee or the President of the Corporation or of the Bank acting under delegated authority pursuant to Article IV hereof, may grant, either alone or in addition to other awards granted under the Plan, cash awards based on a Participant's job performance ("Performance Awards") to such Participants as the Committee or the President of the Corporation or of the Bank (as to Employees other than the President), acting under delegated authority pursuant to Article IV hereof, authorizes and under such terms as the Committee or the President of the Corporation or of the Bank, as the case may be, establishes. Performance Awards may be paid in cash or any other form of property as the Committee (or its delegatee) shall determine. Performance Awards shall entitle the Participant to receive an award if the measures of performance or other criteria established by the Committee or the President of the Corporation or the Bank, acting under delegated authority, are met. The measures of performance or other criteria shall be established by the Committee or by the President of the Corporation or of the Bank, acting pursuant to delegated authority. The Committee or the President of the Corporation or of the Bank, acting pursuant to delegated authority, shall determine the times at which Performance Awards are to be made and all conditions of such awards. Performance Awards shall be subject to any applicable federal, state or local withholding tax requirements.

ARTICLE VIII

Withholding

     In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, a Participant shall pay to the Corporation the amount of tax to be withheld. In the alternative, the Participant may elect to satisfy such obligation
(i) by having the Corporation withhold shares that otherwise would be delivered to the Participant pursuant to the exercise of the Option for which the tax is being withheld, (ii) by delivering to the Corporation other shares of Stock owned by the Participant prior to exercising the option or (iii) by making a payment to the Corporation consisting of a combination of cash and such shares of Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Participant is a person subject to Section 16 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the grant of the option, except that this six-month limitation shall not apply in the event the Participant delivers to the Corporation previously owned shares of Stock, and shall be made either at least six months prior to the date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.

ARTICLE IX

General Provisions

     9.1 Any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.

     9.2 Nothing contained herein shall require the Corporation or the Bank to segregate any monies from its general funds, or to create any trusts or to make any special deposits for any immediate or deferred amounts payable to a Participant for any year.

     9.3 Participation in this Plan shall not affect the Corporation's right to discharge a Participant or constitute an agreement of employment between a Participant and the Corporation or the Bank, as the case may be.
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ARTICLE X

Amendment, Suspension or Termination of the Plan

     10.1 General Rule. The Board of Directors may suspend, terminate or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without the approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of the stockholders of the Corporation, (i) increase the total number of shares of Stock that may be optioned under the Plan or (ii) amend any provision of the Plan which, with respect to officers (as defined in Rule 16a-1(f) of the Exchange Act) of the Corporation or of the Bank, materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the Plan shall affect the rights of Participants under options granted prior to any such event.

     10.2 Compliance with Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of the Plan. To the extent that any provision of the Plan or action by the Committee or its delegees fail to so comply, it shall be deemed null and void, to the extent permitted by law. Should the requirements of Rule 16b-3 change, the Board of Directors may amend this Plan to comply with the requirements of that rule or its successor provision or provisions.

ARTICLE XI

Effective Date and Duration of the Plan

     This Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares of Stock; provided, however, that the adoption of the Plan is subject to such stockholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board of Directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option Award hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

EXHIBIT A

STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "Agreement"), dated as of __________, 199__, by and between __________ (the "Optionee") and
CBC Bancorp, Inc. ("CBC"), a Connecticut corporation and parent company of the Connecticut Bank of Commerce (the "Bank").
     WHEREAS, the Optionee is regarded as a key employee of CBC and the Bank, and the respective Board of Directors of CBC and of the Bank has each determined that it would be to the advantage and in the interest of CBC and the Bank and the shareholders of CBC to grant the option provided for herein to the Optionee as an inducement to remain in the service of CBC and the Bank as an incentive for increased effort during such service; and
     WHEREAS, CBC and the Optionee wish to set forth the terms and conditions of the option granted to Optionee hereunder.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:
     1. Grant of Option. On the terms and conditions contained in this Agreement, CBC hereby grants to Optionee an option (the "Option") to purchase __________ shares of CBC common stock, par value $0.01 per share (the "Common Stock") at a purchase price of $_____ per share (the "Option Price") representing the Market Price (as hereinafter defined) of a share of Common Stock on the trading day immediately preceding the date of grant. If the Optionee to whom an Option is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of CBC, the Option Price shall not be less than one hundred ten percent (110%) of the Market Price described in the preceding sentence. For purposes of this Agreement, "Market Price" shall mean the closing sale price of a share of CBC Common Stock as reported on the NASDAQ Small-Cap Market on the particular day in question, or, if no trading occurred on that day, then, on the last trading day immediately prior to such day. Any shares of Common Stock issued upon exercise of all or part of the Option are referred to herein as the "Option Shares". The number of shares of Common Stock that may be received upon exercise of the Option is subject to further adjustment from time to time as provided for herein.

     2. Terms of Option. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and, during the Optionee's lifetime, shall be exercisable only by the Optionee. In addition, the Option shall be of ten years' duration, except that an Option granted to an Optionee who, at the time of the grant, owns Common Stock representing more than ten percent (10%) of the combined voting power of CBC shall by its terms be of no more than five years' duration. The Option shall be exercisable only after the earliest of: (i) __________, 199__ (a date no more than one year following the date of grant of the Option), (ii) the Optionee's death or Disability (as hereinafter defined); or (iii) a Change in Control of CBC (as hereinafter defined). For purposes of this Agreement the term "Disability" shall mean an Optionee's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six (6) months of longer. For purposes of this Agreement, a "Change in Control of CBC" shall be deemed to have occurred in the event that any "person" or "group", within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires, directly or indirectly, beneficial ownership of 51 percent or more of the then outstanding voting securities of CBC and such person on the effective date of CBC's Long-Term Incentive Plan (the "Plan") did not own or control 51 percent or more of the voting securities of CBC.
     3. Exercise and Termination of the Option. (a) The Option is only exercisable by the Optionee while the Optionee is in active employment with CBC or the Bank, except (i) in the case of the Optionee's death or Disability, at any time during the thirty-six month period following the Optionee's death or Disability;
(ii) during a six-month period commencing on the date of the Optionee's termination of employment by CBC or the Bank other than for cause; (iii) during the three-year period commencing on the date of the Optionee's termination of employment, by the Optionee or CBC or Bank, as the case may be, after a Change in Control of CBC, unless such termination of employment is for cause; or (iv) if the members of CBC's Compensation Committee who are outside directors or, if no such Committee has been established, the Committee of two or more members of CBC's Board of Directors who are outside directors appointed by the Board of Directors to administer the Plan (the "Committee"), decide that it is in the best interest of CBC or the Bank to permit individual exceptions. The Option may not be exercised pursuant to this Section 3 after the expiration date of the Option. (b) The Option may be exercised by the Optionee with respect to part or all of the Option Shares subject to the Option by giving written notice to CBC of the exercise of the Option. The Option Price for the shares of Common Stock for which the Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash, by certified check or money order, in whole shares of Common Stock owned by the Optionee prior to exercising the Option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the Committee determines. The value of any share of Stock delivered in payment of the option price shall be its Market Price on the date the option is exercised. (c) In order to enable CBC to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of the Option, the Optionee shall pay to CBC the amount of tax to be withheld.
In the alternative, the Optionee may elect to satisfy such obligation (i) by having CBC withhold shares of Common Stock that otherwise would be delivered to the Optionee pursuant to the exercise of the Option for which the tax is being withheld, (ii) by delivering to CBC other shares of Common Stock owned by the Optionee prior to exercising the Option or (iii) by making a payment to CBC consisting of a combination of cash and such shares of Common Stock. Such election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee; (b) the election shall be made prior to the date to be used to determine the tax to be withheld; and (c) if the Optionee is a person subject to Section 16 of the Exchange Act, the election shall be irrevocable and shall be made within six months after the grant of the Option, except that this six-month limitation shall not apply in the event the Optionee delivers to CBC previously owned shares of Common Stock, and shall be made either at least six months prior to the date to be used to determine the tax to be withheld or during a ten-day period beginning on the third business day following the date of release of the quarterly or annual consolidated balance sheets and statements of operations and ending on the 12th business day following such date.
     4. Adjustment Upon Changes in Capitalization. In the event of any change in the capital structure of CBC by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt securities of CBC convertible into shares of Common Stock) or in the event of any special distribution to stockholders, the number of Option Shares and the Option Price per share applicable to the Option granted hereunder, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock;
provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.
     5. Specific Performance. The parties hereto acknowledge that damages would constitute an inadequate remedy for a breach of this Agreement and that the obligations of the parties hereto shall be specifically enforceable.
     6. Assignability. This Option is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during Optionee's lifetime only by the Optionee.
     7. Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, CBC has caused this Agreement to be duly executed by its duly authorized officer, and the Optionee has hereunto set his hand, all as of the day and year first above written.

			      OPTIONEE


			      BY:___________________________

			      CBC BANCORP, INC.


			      BY:___________________________